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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 1998, which appears on page 55 of the 1997 Annual Report to Shareholders of Mattel, Inc., which is incorporated by reference in Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of such Annual Report on Form 10-
K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
November 20, 1998